1 Lehman Brothers Retail Conference May 1, 2007 Joe Kunkel Senior Vice President, Marketing and Strategy Exhibit 99.1

2
Forward-Looking Statements
This presentation contains forward-looking
statements, which are subject to risks and
uncertainties. Additional discussion of factors that
could cause actual results to differ materially from
management’s projections and estimates is contained
in the CarMax, Inc. SEC filings.  The Company
disclaims any intent or obligation to update its
forward-looking statements.

3 What is CarMax? How have we done? Where are we going?

4 What is CarMax? A unique and sustainable retail growth story with defensible competitive advantages

5 The CarMax Advantage ® Unique consumer offer Proprietary processes and systems Skilled, dedicated people Diversified profit base

6 Unique Consumer Offer Low, no-haggle prices Huge selection carmax.com Customer-friendly service Ease of Shopping Peace of Mind Guaranteed quality

7
Consumer Recognition
25+ Consumer awards in the last 2 years
“Best of” San Antonio, Austin, Sacramento,
Columbia, Atlanta
BBB award for Business Ethics in Atlanta,
central Indiana, central North Carolina and others
2 million cars sold as of December 2006

8 Finance Originations Purchasing/ Inventory Management Reconditioning Consumer Offer Proprietary Processes and Systems 14 Years of Refinement

FORTUNE®
100 BEST COMPANIES TO WORK FOR 2007

CARMAX

9 Skilled, Dedicated Associates Three years running (2005 - 2007) THE CARMAX CULTURE Comprehensive, formal training in four functional areas Classroom and on-line training Mentoring

Wholesale 14%
Finance 14%
ESP/Other 12%
Retail 60%

15-20% STORE GROWTH

CARmax

10 Diversified Gross Profit Contribution 10

11 What is CarMax? How have we done? Where are we going?

FY01
FY02
FY03
FY04
FY05
FY06
FY07

FY01
FY02
FY03
FY04
FY05
FY06
FY07

FY01
FY02
FY03
FY04
FY05
FY06
FY07

12
Strong Results
30
60
90
40
90
140
190
240
2,000
4,000
6,000
8,000
$ in millions $ in millions
Superstores
Revenues
Net Earnings
*
6 yr CAGR = 15% 6 yr CAGR = 18% 6 yr CAGR = 28%
* All years restated for SFAS 123R
33
77
$2,758
$7,466
$45
$199

13
Strong Results – FY07
2,000
4,000
6,000
8,000
FY06 FY07
40
90
140
190
240
FY06 FY07
$ in millions $ in millions
Superstores Revenues Net Earnings
*
* FY06 restated for SFAS 123R
30
50
70
90
FY06 FY07
AGR = 15% AGR = 19% AGR = 49%
67
77
$6,260
$7,466
$134
$199

14 Strong Results – FY07 Strong store and web traffic Continuous execution improvement Stable external economic and incentive environment

15 What is CarMax? How have we done? Where are we going?

16 CarMax Lifecycle Proven concept 2007 Restart growth Stop growth to refine model Start up Future 2003 2000 1993 15-20% delivered annual store growth

17 Future Sources of Growth Store Expansion 80 stores today 40% of U.S. markets 15% - 20% new store openings Market Share Expansion 8% - 10% in strong markets 4-5 year purchase cycle

18 Long-Term Growth Plan Comp used unit growth: 4% - 8% New store openings: 15% - 20% Resulting FY12 revenue range: $15 - $20 Bn Sales Growth

19
CarMax Today
Nation’s largest used car retailer
•80 used car superstores (at 5/1/07)
•38 markets
•Store Growth:
•FY07  10 stores  +15%
•FY08  13 stores  +17% (Est.)
Large markets (9)
Mid-sized markets (28)
Small markets (1)
Sacramento
Los Angeles
Salt Lake City
Albuquerque
San Antonio
Wichita
Austin
Kansas City
Chicago
Houston
Dallas
Oklahoma City
Miami
Tampa
Orlando
Jacksonville
Birmingham
Memphis
Nashville
Louisville
Indianapolis
Columbus
Knoxville
Hartford
Va. Beach
Richmond
DC / Baltimore
C’ville
Raleigh
Greensboro
Charlotte
Greenville
Columbia Atlanta
Las Vegas
Fresno
New Haven
Milwaukee
Tucson

20
2008 Projections
New store opening: 17%
Comp used unit growth: 3% - 9%
EPS growth: 12% - 24%
Los Angeles (2)
San Diego
Tucson
Modesto
Newport News
Baltimore
Omaha
Milwaukee (2)
Atlanta
Jackson
Charlotte
Opened

21 What is CarMax? A unique and sustainable retail growth story with defensible competitive advantages

22